EXHIBIT 4.1

               Certificate              Number of
                  Number                  Shares
                    1                   00,000,000


                                                    CUSIP NO.


                   CERTIFICATE EVIDENCING INTERESTS
       % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES, SERIES A
                                  OF
                         AETNA CAPITAL L.L.C.

Aetna Capital L.L.C., a Delaware limited liability company (the "Company"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 0,000,000 fully paid and non-assessable interests
of the    % Cumulative Monthly Income Preferred Securities, Series A,
of the Company (the "Securities") transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, preferences and limitations of the Securities are set forth in, and this Certificate and the Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the resolutions of the Managing Members of the Company authorizing the issuance of the Securities and determining the preferred, deferred and other special rights and restrictions, regarding dividends, voting, redemption, exchange, return of capital and otherwise, and other matters relating to the Securities (the "Securities Terms"), a copy of which is on file at the principal office of the Company and at the office of First Chicago Trust Company of New York, the Registrar and Transfer Agent for the Securities. The Company or the Registrar and Transfer Agent will furnish a copy of such Securities Terms to the Holder without charge upon written request to the Company at its principal place of business or registered office, as the case may be. Capitalized terms used herein but not defined shall have the meaning given them in the Securities Terms. The Holder is entitled to the benefits of the Payment and Guarantee Agreement of Aetna Life and Casualty Company
dated         , 1994 (the "Guarantee") to the extent provided therein
and is entitled to enforce the rights of the Company under the debentures (the "Debentures") issued by Aetna to the Company pursuant
to the Subordinated Indenture, dated         , 1994 between Aetna Life
and Casualty Company and               (the "Subordinated Indenture")
to the extent provided therein. The Company will furnish a copy of such Guarantee and Subordinated Indenture to the Holder without charge upon written request to the Company at its principal place of business or registered office.

The Holder, by accepting this Certificate, is deemed to have (i) agreed that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness as and to the extent provided in the Subordinated Indenture and (ii) agreed that the Guarantee is subordinate and junior in right of payment to all liabilities of Aetna Life and Casualty Company and pari passu to the most senior preferred or preference stock of any series now or hereafter issued by Aetna Life and Casualty Company and pari passu to any guarantee now or hereafter entered into by Aetna Life and Casualty Company in respect of any preferred or preference stock of any affiliate of Aetna Life and Casualty Company, as and to the extent provided in the Guarantee.

IN WITNESS WHEREOF, this certificate has been signed on behalf of the Company by a duly authorized Managing Member and countersigned by a duly authorized officer of each of Aetna Life and Casualty Company, as Guarantor and First Chicago Trust Company of New York, as Registrar
and Transfer Agent this         , 1994.


                                        AETNA CAPITAL L.L.C.

                                        BY AETNA LIFE AND CASUALTY
                                            COMPANY,
                                            AS MANAGING MEMBER


                                        By: _________________________


BY FIRST CHICAGO TRUST COMPANY          By: AETNA LIFE AND CASUALTY
   OF NEW YORK                              COMPANY AS GUARANTOR
   AS REGISTRAR AND TRANSFER AGENT

By: ______________________________      By: _________________________